EXHIBIT (a)(1)(v)

*LETTER TO CLIENTS FOR TENDER OF VASTA CLASS A COMMON SHARES*

With Respect to the Offer to Purchase for Cash

each Class A Common Share

of

VASTA PLATFORM LIMITED

for

U.S.$5.00 PER CLASS A COMMON SHARE

THE OFFER AND WITHDRAWAL RIGHTS FOR TENDERS OF CLASS A COMMON SHARES WILL EXPIRE AT 5:00 P.M. NEW YORK CITY TIME (THE “EXPIRATION TIME”) ON OCTOBER 15, 2025 (“THE EXPIRATION DATE”), UNLESS THE OFFER IS EXTENDED, IN WHICH CASE THIS DATE WILL CHANGE.

IF THE SUBSEQUENT OFFERING PERIOD IS TRIGGERED, COGNA WILL ANNOUNCE THE DATES OF THE SUBSEQUENT OFFERING PERIOD (AND THE TENDERING PERIODS INCLUDED THEREIN) AT THE TIME IT ANNOUNCES WHETHER OR NOT THE SUBSEQUENT OFFERING PERIOD WILL BE AVAILABLE.  HOLDERS OF CLASS A COMMON SHARES DESIRING TO TENDER THEIR CLASS A COMMON SHARES DURING THE TENDERING PERIODS INCLUDED IN THE SUBSEQUENT OFFERING PERIOD SHOULD USE THE SAME DOCUMENTS THAT WOULD BE USED IF THEIR CLASS A COMMON SHARES WERE TO BE TENDERED PRIOR TO THE EXPIRATION TIME.

September 17, 2025

To Our Clients:

Enclosed for your consideration is the Offer to Purchase, dated September 17, 2025 (the “Offer to Purchase”) in connection with the tender offer of Cogna Educação S.A. (“Cogna”) to acquire all of the issued and outstanding Class A Common Shares, par value U.S.$0.00005 per share (the “Class A Common Shares” or the “Securities”) of Vasta Platform Limited (“Vasta”) that are not held, directly or indirectly, by Cogna, at a price equal to U.S.$5.00 per Class A Common Share, to be adjusted for any potential dividends or other distributions which may be paid, and/or splits, reverse splits and conversions which may take place, between the date on which the Offer was announced and the Expiration Date, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase (the “Offer”).

YOUR PROMPT ACTION IS REQUESTED. YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US IN SUFFICIENT TIME TO PERMIT US TO TENDER YOUR CLASS A COMMON SHARES ON YOUR BEHALF BEFORE THE EXPIRATION TIME.

We hold Class A Common Shares for your account. A tender of such Class A Common Shares can be made only by us as a participant in The Depository Trust Company (“DTC”) through which the Class A Common Shares are held pursuant to your instructions. If you wish to have us tender any or all of your Class A Common Shares, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. An envelope to return your instruction form to us is enclosed. If you authorize the tender of your Class A Common Shares, all such Class A Common Shares will be tendered unless otherwise specified on the instruction form. Any Class A Common Shares tendered or with respect to which an election has been made will be subject to a stop transfer order from the date on which they are tendered or an election is delivered until the date the Offer is completed or terminated.

Please note carefully the following:

1.   The Offer is being made for all issued and outstanding Class A Common Shares held by U.S. holders, other than those held, directly or indirectly, by Cogna.

2.   You will receive U.S.$5.00, for each Class A Common Share accepted for payment in the Offer (unless the purchase price is adjusted as described in the Offer to Purchase).

3.   THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT THE EXPIRATION TIME ON THE EXPIRATION DATE, UNLESS THE OFFER IS EXTENDED. If a subsequent offering period is triggered, Cogna will announce the dates of the subsequent offering period (and the tendering periods included therein) at the time it announces whether or not the subsequent offering period will be available. Holders of Class A Common Shares desiring to tender their Class A Common Shares during the tendering periods included in the subsequent offering period should use the same documents that would be used if their Class A Common Shares were to be tendered prior to the Expiration Time.

4.   Completion of the Offer is subject to certain conditions described in the section of the Offer to Purchase entitled “The Offer—Section 11. Conditions to the Offer.”

INSTRUCTION FORM

With Respect to the Offer to Purchase for

each Class A Common Share

of

VASTA PLATFORM LIMITED

for

U.S.$5.00 PER CLASS A COMMON SHARE

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated September 17, 2025 (the “Offer to Purchase”), and the related letter of transmittal (the “Letter of Transmittal”) in connection with the tender offer of Cogna Educação S.A. (“Cogna”) to acquire all of the issued and outstanding Class A Common Shares, par value U.S.$0.00005 per share (the “Class A Common Shares”), of Vasta Platform Limited (“Vasta”) that are not held, directly or indirectly, by Cogna, at a price equal to U.S.$5.00 per Class A Common Share, to be adjusted for any potential dividends or other distributions which may be paid, and/or splits, reverse splits and conversions which may take place, between the date on which the Offer was announced and the Expiration Date, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase (the “Offer”).

The undersigned hereby instruct(s) you to tender to Cogna the number of Class A Common Shares indicated below or, if no number is indicated, all Class A Common Shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase.

ACCOUNT NUMBER:

NUMBER OF CLASS A COMMON SHARES BEING TENDERED HEREBY:	Class A Common Shares *

The method of delivery of this document is at the election and risk of the tendering securityholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

*	Unless otherwise indicated, it will be assumed that all Class A Common Shares held by us for your account are to be tendered.

Dated:          , 2025

(Signature(s))

Please Print Name(s)
Address:

Include Zip Code
Area Code and Telephone No.
Taxpayer Identification or Social Security No.

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